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                                                                    Exhibit 10.5
                                                                    ------------

                                 AMENDMENT TO
                             EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made, dated and effective as of September 1, 1998 by and between IndyMac Mortgage Holdings, Inc. (formerly CWM Mortgage Holdings, Inc. and INMC Mortgage Holdings, Inc., and successor to Countrywide Asset Management Corporation, as Employer) (referred to herein as "Employer" and/or "Holdings") and Richard H. Wohl ("Officer"). Capitalized terms not otherwise defined herein shall have the respective meanings given such terms in the Employment Agreement (as defined below).

                                  WITNESSETH

     WHEREAS, Employer and Officer have entered into that certain Employment Agreement dated as of January 1, 1997 (the "Employment Agreement"), pursuant to which Officer has agreed to serve, among other positions, as Senior Executive Vice President, General Counsel and Secretary of Employer;

     WHEREAS, Employer has proposed and Officer has agreed to amend the Employment Agreement to provide for the grant of restricted stock, in addition to stock options, and to clarify certain provisions of the Employment Agreement; and

     WHEREAS, Employer and Officer wish to amend the Employment Agreement on the terms and subject to the conditions set forth herein below.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Section 4(c) of the Employment Agreement is hereby amended to read in its entirety as follows:

     "Stock Options and Restricted Stock. As soon as practicable after the date first written above, Holdings shall grant to Officer a stock option in respect of 40,000 shares of the Employer's common stock, such option to become exercisable as to 13,333 shares, 13,333 shares and 13,334 shares on each of the first three (3) anniversaries of the date of grant. Beginning with the 1998 Fiscal Year and in respect of each of the following Fiscal Years during the term of this Agreement, Holdings may also grant to Officer stock options and/or restricted stock for such number of shares of Employer's common stock as the Compensation Committee in its sole discretion determines, taking into account Officer's and Holdings' performance and the competitive practices then prevailing regarding the granting of stock options and restricted stock. Subject to the foregoing, it is anticipated that the number of shares in respect of each annual stock option grant shall be between 25,000 and 75,000, with the annual grant targeted at 50,000 shares for
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     the 1998 Fiscal Year, and increasing thereafter assuming "good performance," as determined by Employer's President and Chief Operating Officer and consistent performance of Holdings in meeting earnings per share goals as set by the President and Chief Operating Officer and Holdings' Board of Directors. The stock options and/or restricted stock described in this Section 4(c) in respect of a Fiscal Year shall be granted at the same time as Holdings grants stock options and/or restricted stock to its other senior executives in respect of such Fiscal Year.

     All stock options granted in accordance with this Section 4(c): (i) shall be granted pursuant to Holdings' current stock option plan, or such other stock option plan or plans as may be or come into effect during the term of this Agreement, (ii) shall have a per share exercise price equal to the fair market value (as defined in the current Plan or such other plan or plans) of the common stock at the time of grant, (iii) shall become exercisable in three equal installments on each of the first three anniversaries of the date of grant, (iv) shall become immediately and fully exercisable in the event of a Change in Control (as defined in Appendix C) or in the event that Officer's employment is terminated due to death or Disability or by Employer other than for Cause (as defined in Section 5(c)), or in the event that this Agreement terminates according to its terms (as provided in section 5(g)), and (v) shall be subject to such other reasonable and consistent terms and conditions as may be determined by the Compensation Committee and set forth in the agreement evidencing the award. All restricted stock granted in accordance with this Section 4(c): (i) shall be granted pursuant to Employer's current stock option plan, or such other stock option plan or plans as may be in effect or come into effect during the term of this Agreement, (ii) shall be priced and vest in accordance with the terms set by the Compensation Committee, (iii) shall become immediately and fully vested in the event of a Change in Control (as defined in Appendix C) or in the event that Officer's employment is terminated due to death or Disability or by Employer other than for Cause (as defined in section 5(c)), or in the event that this Agreement terminates according to its terms (as provided in section 5(g)), and (iv) shall be subject to such other reasonable and consistent terms and conditions as may be determined by the Compensation Committee and set forth in the agreement or other document evidencing the award."

     2. The last sentence of Section 5(b) is hereby amended to read in its entirety as follows:

     "This Agreement in all other respects will terminate upon the death of Officer; provided, however, that (i) the termination of the Agreement shall not affect Officer's entitlement to all other benefits in which he has become vested or which are otherwise payable in respect of periods ending prior to its termination, and (ii) to the extent not otherwise vested, all outstanding stock options and restricted stock granted to Officer pursuant to Section 4(c) will vest upon his/her death."
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     3.  Section 5(d)(i) of the Employment Agreement is hereby amended to read in its entirety as follows:

     "Except as provided in Section 5(d)(ii) below, if during the term of this Agreement, Officer's employment shall be terminated by Employer other than for Cause, then Employer shall:

        (1) pay Officer in a single payment as soon as practicable after the Termination Date, but in no event later than thirty (30) days thereafter, (A) an amount in cash equal to one year of Officer's base salary at the Annual Rate at the Termination Date and (B) an amount equal to the incentive compensation paid or payable to Officer pursuant to Section 4(b) in respect of the Fiscal Year immediately preceding the Fiscal Year in which Officer's Termination Date occurs; provided, however, that in the event the first anniversary of the Termination Date occurs on a date prior to the end of a Fiscal Year, Employer shall also pay Officer an amount equal to the product of (x) the incentive compensation paid or payable to Officer pursuant to Section 4(b) in respect of the Fiscal Year immediately preceding the Fiscal Year in which Officer's Termination Date occurs and (y) a fraction, the numerator of which is (i) the number of days elapsed since the end of the immediately preceding Fiscal Year through Officer's Termination Date and (ii) the denominator of which is 365, and

        (2) until the first anniversary of such Termination Date, provide the benefits specified in the last sentence of Section 4(d) hereof.

     Employer shall also pay in a single payment as soon as practicable after the Termination Date, but in no event later than thirty (30) days thereafter, any unpaid incentive compensation payable to Officer pursuant to Section 4(b) in respect of the Fiscal Year immediately preceding the Fiscal Year in which Officer's Termination Date occurs, as calculated pursuant to the terms and conditions of this Agreement, including, but not limited to, the terms of Appendix A.

     4. Section 8(k)(i)(A) of the Employment Agreement is hereby amended to read in its entirety as follows:

     "engage in any business, whether as an employee, consultant, partner, principal, agent, representative or stockholder (other than as a stockholder of less than a one percent (1%) equity interest) or in any other corporate or representative capacity with any other business whether in corporate, proprietorship, or partnership form or otherwise, where such business is engaged in any activity which competes with the business of Employer (or its subsidiaries or affiliates, including Countrywide Credit Industries, Inc. and its subsidiaries) as conducted on the date Officer's
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     employment terminated or which will compete with any proposed business activity of Employer (or its subsidiaries or affiliates, including Countrywide Credit Industries, Inc. and its subsidiaries) in the planning stage on such date;"

     5.  No Other Amendment.  Except as expressly amended herein, the
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Employment Agreement shall remain in full force and effect as currently written.

     6.  Counterparts.  This Amendment may be executed in any number of
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counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                         INDYMAC MORTGAGE HOLDINGS, INC.


                         By \s\ Christina Ching
                            -------------------
                         Name:  Christina Ching
                         Title: Senior Vice President


                         By: \s\ Richard H. Wohl
                             -------------------
                         Name:  Richard H. Wohl
                         Title: Senior Executive Vice President